Exhibit 99.1

FOR IMMEDIATE RELEASE

Procera Networks Announces Second Quarter 2010 Results

LOS GATOS, Calif., August 5, 2010 – Procera Networks, Inc. (NYSE Amex: PKT), a developer of Evolved Deep Packet Inspection (DPI) solutions providing traffic awareness, control and protection for complex networks, today reported financial results for its second quarter ended June 30, 2010.

Q210 and 1H10 Key Highlights
•	Second quarter revenue of $4.8 million, up 48 percent year-over-year
•	Ninth consecutive quarter of year-over-year revenue growth
•	Gross margins improved to 57 percent from 27 percent year-over-year
•	Second quarter bookings of $6.7 million, up 100 percent over Q1 of 2010
•	1st half of 2010 revenue of $8.1 million, up 31 percent year-over-year
•	Ended the second quarter with $9.7 million of cash and no debt
•	Generated positive cash flow from operations
•	Signed two new Tier-1 and three new Tier-2 customers in Q2 of 2010
•	Launched new, higher margin, PacketLogic PL8720 with strong initial customer demand

“We continued to make significant progress during the second quarter with the signing of two new Tier-1 customers, including the largest Tier-1 customer we have worked with to date,” said James Brear, president and CEO of Procera Networks, Inc.  “Our industry-leading DPI solution continues to deliver the highest performance on the market, displacing our competitors offerings and increasing our market penetration.  As Tier-1 cable operators look to deploy their second generation of DPI solutions, our superior technology and customer responsiveness allow us to convert these major service providers into Procera customers.  We remain focused on expanding opportunities for follow-on orders with our new, as well as existing customers, and obtaining initial orders from our 14 on-going or planned Tier-1 trials.  We expect to begin recognizing revenue from the larger new Tier-1 customers in the third quarter, with the bulk of the revenue expected to come in calendar 2011.

“Last quarter, we launched our PacketLogic PL8720 solution specifically designed for customers with accelerating network growth plans who are looking for a more economical 10GB port DPI solution.  Since the launch of this new, higher margin, advanced DPI appliance, initial deployments have far exceeded our internal expectations with wins at a new Tier-1 mobile and cable operator, as well as deployments at multiple universities around the globe.

“Another important development was our recent announcement of an OEM agreement with GENBAND, a global leader of IP applications, switching and service solutions.  GENBAND plans to incorporate our PacketLogic DPI technology into their industry-leading switching portfolio.  GENBAND will initially resell our DPI appliances under their brand name, with future plans to integrate our DPI capabilities directly into their GENBAND GENiUS platform.  According to Infonetics, a leading market research firm, GENBAND is the leading carrier IP softswitch supplier in North America, with more than 60% revenue share.  We expect to begin recognizing revenue from this OEM agreement beginning in the fourth quarter, with the bulk of the revenue coming in calendar 2011 and beyond.

Q210 Financial Results
Total revenue for the second quarter of 2010 was $4.8 million, a 48% increase from $3.2 million in the second quarter of 2009. Total revenue for the six-months ended June 30, 2010 was $8.1 million, a 31% increase from $6.1 million in the first six-months of 2009.  The GAAP net loss for the second quarter of 2010 was $822,000, or a net loss of $0.01 per share, compared to a net loss of $4.3 million, or a net loss of $0.05 per share, in the second quarter of 2009.  The GAAP net loss for the first six-months of 2010 was $2.3 million, or a net loss of $0.02 per share, compared to a net loss of $6.7 million, or $0.08 per share for the first six-months of 2009.

The Non-GAAP net loss for the second quarter of 2010 was $486,000, compared to non-GAAP net loss of $1.7 million in the second quarter of 2009. The Non-GAAP net loss for the first six-months of 2010 was $1.7 million, compared to a net loss of $3.1 million for the first six months of 2009.  For an explanation of Non-GAAP financial measures used in this release, and reconciliation to comparable GAAP measures, please refer to the Use of Non-GAAP Financial Information below.

Conference Call Information
Procera Networks, Inc. will host a conference call at 4:30 p.m. ET today to discuss its financial results for the second quarter ended June 30, 2010.  Interested parties can access the live call by dialing 888-549-7742 or 480-629-9859 (International) and request the “Procera” call.  An archive of the conference call will be available on the Quarterly Results and Events section of the Procera Networks’ Investor Relations Web site at www.proceranetworks.com/investors.

Safe Harbor Statement
This press release contains forward-looking statements, including statements relating to timing for the recognition of anticipated revenues, the potential for orders from Tier 1 and other customers, the expected demand for Procera Networks' products and services, and the plans under and potential benefits from the OEM agreement with GENBAND. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements, including risks related to our ability to raise capital; the acceptance and adoption of our products; our ability to service and upgrade our products; lengthy sales cycles and lab and field trial delays by service providers; our dependence on a limited product line; our dependence on key employees; our ability to compete in our industry with companies that are significantly larger and have greater resources; our ability to protect our intellectual property rights in a global market; our ability to manufacture product quickly enough to meet potential demand; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Procera Networks’ business are set forth in our Form 10-K filed for the year ended December 31, 2009 and subsequent quarterly reports on Form 10-Q. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Use of Non-GAAP Financial Information
Procera’s management believes that certain non-GAAP financial measures, when taken together with the corresponding consolidated GAAP measures and related segment information, provide incremental insight into the underlying factors and trends affecting both Procera’s performance and its cash generating potential. Management believes these non-GAAP measures increase the transparency of the company’s current results and enable investors to more fully understand trends in its current and future performance.

Thus, in addition to the financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures that we believe are helpful in understanding our financial performance. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, "GAAP to Non-GAAP Reconciliations." Management regularly uses these supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods. Our non-GAAP financial measures include adjustments based on the following items, as well as the related income tax benefits, if any:

Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP net income. Amortization of intangible assets is a non-cash expense, and it is not part of our core operations that requires cash. Investors should note that our intangible assets were essential for generating revenues during the periods presented and will contribute to future period revenues as well.

Stock-based compensation expenses: We have excluded the effect of stock-based compensation from our non-GAAP gross profit, operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees and consultants, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

Non-cash interest expense: We have excluded the effect of a non-cash charge to interest expense for the amortization of debt discounts related to convertible promissory notes that were issued and converted within the second quarter of 2009.

These non-GAAP financial measures are not consistent with GAAP because they do not fully reflect non-cash expenses. The above-mentioned non-GAAP measures are generated by adjusting the related GAAP measures solely to reverse the effect of the above mentioned non-cash expenses. The Company uses these financial measures to provide additional insight into current operating and business trends not readily apparent from the GAAP results.

Management believes users of Procera’s financial statements will benefit from greater transparency in referring to these non-GAAP financial measures when assessing the Company’s operating results, as well as when forecasting and analyzing future periods. However, management recognizes that:

▪	these non-GAAP financial measures are limited in their usefulness and should be considered only as a supplement to the Company’s GAAP financial measures;
▪	these non-GAAP financial measures should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP;
▪	these non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the Company’s GAAP financial measures;
▪	these non-GAAP financial measures should not be considered to be superior to the Company’s GAAP financial measures;
▪
these non-GAAP financial measures were not prepared in accordance with GAAP and investors should not assume that the non-GAAP financial measures presented in this earnings release were prepared under a comprehensive set of rules or principles; and

▪	management intends to continue to track and present these non-GAAP financial measures for future periods.

Further, these non-GAAP financial measures may be unique to Procera, as they may be different from non-GAAP financial measures used by other companies. As such, this presentation of non-GAAP financial measures may not enhance the comparability of the Company’s results to the results of other companies.

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure or measures appears at the end of this press release.

About Procera Networks, Inc.
Procera Networks Inc. delivers Evolved DPI solutions that give service providers awareness, control and protection of their applications and networks. Its core product suite, the PacketLogic line of platforms, leverages the company’s advanced identification engine, DRDL™ (Datastream Recognition Definition Language), to provide accurate identification of network traffic in real-time. PacketLogic is deployed at more than 600 broadband service providers, telcos, governments and higher education campuses worldwide. Founded in 2002, Procera (NYSE Amex: PKT) is based in Silicon Valley and has offices in Europe and Australia. More information is available at www.proceranetworks.com.

Press Contact
Jon Linden, Procera Networks, Inc. 1-408-890-7039, jon.linden@proceranetworks.com

Investor Relations Contact
Charles Messman or Todd Kehrli, MKR Group Inc., 323-468-2300, pkt@mkr-group.com

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Procera Networks, Inc.
Condensed Consolidated Statements of Operations
Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Sales
Product sales	$3,713,591	$2,550,845	$6,096,555	$4,721,888
Support sales	1,063,167	682,874	1,973,812	1,459,165
Total sales	4,776,758	3,233,719	8,070,367	6,181,053
Cost of sales
Product cost of sales	1,923,380	2,270,580	3,375,315	3,939,328
Support cost of sales	133,441	85,317	260,926	204,489
Total cost of sales	2,056,821	2,355,897	3,636,241	4,143,817

Gross profit	2,719,937	877,822	4,434,126	2,037,236
	56.9%	27.1%	54.9%	33.0%
Operating expenses:
Research and development	790,626	683,307	1,411,120	1,319,449
Sales and marketing	1,760,005	1,653,930	3,217,501	3,338,791
General and administrative	958,484	1,389,595	2,065,859	2,719,040
Total operating expenses	3,509,115	3,726,832	6,694,480	7,377,280

Loss from operations	(789,178)	(2,849,010)	(2,260,354)	(5,340,044)

Interest and other income (expense), net	(32,479)	(1,718,348)	(75,451)	(1,742,184)

Loss before income taxes	(821,657)	(4,567,358)	(2,335,805)	(7,082,228)
Income tax provision (benefit)	-	(234,763)	1,256	(415,580)
Net loss	$(821,657)	$(4,332,595)	$(2,337,061)	$(6,666,648)

Net loss per share - basic and diluted	$(0.01)	$(0.05)	$(0.02)	$(0.08)

Shares used in computing net loss per share - basic and diluted	112,082,724	86,943,149	105,817,531	85,687,768

Procera Networks, Inc.
Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2010	2009
ASSETS
Current Assets:
Cash and cash equivalents	$9,736,574	$3,191,896
Accounts receivable, net of allowance	5,121,098	8,908,620
Inventories, net	2,854,483	1,877,264
Prepaid expenses and other	609,222	692,007
Total current assets	18,321,377	14,669,787

Property and equipment, net	897,380	589,717
Goodwill	960,209	960,209
Other non-current assets	58,327	103,307
Total assets	$20,237,293	$16,323,020

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit	$-	$1,917,088
Accounts payable	2,027,221	1,003,225
Deferred revenue	2,872,400	2,103,060
Accrued liabilities	2,139,426	2,255,039
Notes payable	-	500,000
Total current liabilities	7,039,047	7,778,412

Non-current liabilities
Deferred rent	-	29,371
Total liabilities	7,039,047	7,807,783

Commitments and contingencies	-	-

Stockholders' equity:
Common stock	112,083	94,083
Additional paid-in capital	74,907,292	67,814,203
Accumulated other comprehensive loss	(359,468)	(268,449)
Accumulated deficit	(61,461,661)	(59,124,600)
Total stockholders' equity	13,198,246	8,515,237

Total liabilities and stockholders' equity	$20,237,293	$16,323,020

Procera Networks, Inc.
GAAP to Non-GAAP Reconciliation; and Supplemental Financial Information
Unaudited

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2010	2010	2009	2010	2009

Sales - U.S. GAAP as reported	4,776,758	3,293,610	3,233,719	8,070,367	6,181,053

Reconciliation of Gross Profit:
U.S. GAAP as reported	2,719,937	1,714,190	877,822	4,434,126	2,037,236
As a percentage of sales	57%	52%	27%	55%	33%
Adjustment:
Amortization on intangibles (1)	-	-	381,500	-	763,000
Stock-based compensation (2)	22,123	21,727	16,395	43,850	34,454
As Adjusted	2,742,060	1,735,917	1,275,717	4,477,976	2,834,690
As a percentage of sales	57%	53%	39%	55%	46%

Reconciliation of Operating Expense:
U.S. GAAP as reported	3,509,115	3,185,366	3,726,832	6,694,480	7,377,280
Adjustment:
Amortization on intangibles (1)	-	-	545,083	-	1,090,166
Stock-based compensation (2)	313,161	282,875	271,285	596,036	575,654
As Adjusted	3,195,954	2,902,491	2,910,464	6,098,444	5,711,460

Reconciliation of Net Income (Loss):
U.S. GAAP as reported	(821,657)	(1,515,404)	(4,332,595)	(2,337,061)	(6,666,648)
Adjustment:
Amortization on intangibles (1)	-	-	926,583	-	1,853,166
Stock-based compensation (2)	335,284	304,602	287,680	639,887	610,108
Interest related to beneficial conversion feature (3)	-	-	1,644,756	-	1,644,756
Income tax adjustment (4)	-	-	(259,904)	-	(519,808)
As Adjusted	(486,373)	(1,210,802)	(1,733,480)	(1,697,174)	(3,078,426)

(1) The intangible assets recorded at fair value as a result of our acquisitions are amortized over the estimated useful life of the respective asset.
(2) Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Statements of Financial Accounting Standards No. 123 (R).
(3) Interest expense related to beneficial conversion feature of convertible promissory notes.
(4) Income tax benefit from the amortization of intangible assets.